RESIGNATION OF
THE DIRECTOR
OF
COMPLIANCE & RISK MANAGEMENT SOLUTIONS INC.

The following is a true copy of the Director of the Corporation, held this 25th day of February, 2015:

WHEREAS the undersigned was appointed as Director of the Corporation and has served in said capacity until today; he has determined at this time to formally RESIGN and renounce all further corporate designation or affiliation with **COMPLIANCE & RISK MANAGEMENT SOLUTIONS INC.** and hereby formally RESIGNS, and severs any and all officials ties, duties, obligations or liabilities regarding **COMPLIANCE & RISK MANAGEMENT SOLUTIONS INC.**, and does hereby, by affixing, his signature hereto, officially as his last corporate act. DOES HEREBY RESIGN.

The Board shall choose a new Corporate Director at a time and place of its choosing.

DATED: 25th February, 2015

CHRISTOPHER NEUERT, Director
COMPLIANCE & RISK MANAGEMENT SOLUTIONS INC.